Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A3 of our report dated January 28, 2022, relating to the financial statements of Energy Cloud I Acquisition Corporation as of December 31, 2021 and to all references to our firm included in this Registration Statement.

/s/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, CO

March 18, 2022